Exhibit 5.1

July 21, 2014

Kilroy Realty Corporation

Suite 200

12200 West Olympic Boulevard

Los Angeles, California 90064

Re:	Kilroy Realty Corporation, a Maryland corporation (the “Company”) – Issuance of up to 400,000 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company pursuant to a Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to a Registration Statement on Form S-4 filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”). The Shares are issuable in connection with the merger (the “Merger”) of the San Francisco Flower Growers’ Association, a California corporation (“SFFGA”), with and into KR SFFGA, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), as contemplated by and in accordance with the terms and conditions of the Merger Agreement (as defined herein). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	The corporate charter of the Company (the “Charter”) represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on January 21, 1997, Articles Supplementary filed with the Department on February 6, 1998, Articles Supplementary filed with the Department on April 20, 1998, Articles Supplementary filed with the Department on October 15, 1998, Articles Supplementary filed with the Department on November 25, 1998, Certificate of Correction filed with the Department on March 4, 1999, Articles Supplementary filed with the Department on December 10, 1999, Articles Supplementary filed with the Department on December 30, 1999, Articles Supplementary filed with the Department on October 23, 2003, Articles Supplementary filed with the Department on March 11, 2004, Articles Supplementary filed with the Department on March 11, 2004, Articles Supplementary filed with the Department on December 3, 2004, Articles Supplementary filed with the Department on December 3, 2004, Articles Supplementary filed with the Department on October 2, 2008, Articles Supplementary filed with the Department on October 2, 2008, Articles of Amendment filed with the Department on May 27, 2009, Articles of Restatement filed with the Department on February 2, 2010, Articles Supplementary filed with the Department on March 23, 2012, Articles Supplementary filed with the Department on May 23, 2012; Articles of Restatement filed with the Department on May 23, 2012; Articles Supplementary filed with the Department on August 14, 2012 and Articles Supplementary filed with the Department on December 19, 2012;

(ii)	the Second Amended and Restated Bylaws of the Company, adopted as of December 11, 2008, as amended by the Amendment No. 1 to the Second Amended and Restated Bylaws, adopted as of May 27, 2009, and Amendment No. 2 to the Second Amended and Restated Bylaws, adopted as of May 22, 2014 (the “Bylaws”);

(iii)	the Written Organizational Action of the Board of Directors (the “Board of Directors”) of the Company, dated as of September 13, 1996 (the “Organizational Minutes”);

(iv)	resolutions adopted by the Board of Directors, or a committee thereof, on or as of April 28, 2014 and July 11, 2014 (collectively, the “Directors’ Resolutions”);

(v)	the Agreement and Plan of Merger, dated as of July 11, 2014, by and among the Company, Merger Sub, SFFGA and the SFFGA Representative (the “Merger Agreement”);

(vi)	the Registration Statement and the related form of joint proxy statement/prospectus included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vii)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(viii)	a certificate of two officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes, the Directors’ Resolutions and the Merger Agreement are true, correct and complete and have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to the manner of adoption or approval of the Directors’ Resolutions and the execution and delivery of the Merger Agreement; and

(ix)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	all certificates submitted to us, including, without limitation, the Officers’ Certificate, are true, correct and complete both when made and as of the date hereof;

(e)	none of the Shares will be issued or transferred in violation of the provisions of Article IV, Section E of the Charter relating to restrictions on ownership and transfer of capital stock;

(f)	all representations and warranties of the Company, SFFGA and Merger Sub made in, or pursuant to, the Merger Agreement (other than representations and warranties of the Company as to legal matters on which opinions are rendered herein) are true and correct;

(g)	the Merger Agreement has been duly authorized, executed and delivered by the parties thereto (other than the Company) and is the legal, valid and binding obligation of the parties thereto and is enforceable in accordance with its terms, and the Merger and related actions and transactions contemplated by the Merger Agreement, including, without limitation, the issuance of the Shares, will be consummated, and the Merger will become effective, in the manner described in the Merger Agreement and the Registration Statement and in accordance with applicable law;

(h)	none of the terms or conditions of any agreement, plan or instrument referred to in, or contemplated by, the Merger Agreement will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound, or any order or decree of any court, administrative or governmental body having jurisdiction over the Company; and

(i)	upon the issuance of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to the issuance of the Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)	The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)	The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and when such Shares are issued and delivered by the Company in accordance with the Directors’ Resolutions, the Registration Statement and the Merger Agreement, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP